Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Strategy Aggressive Growth Allocation Fund
Nuveen Strategy Balanced Allocation Fund
Nuveen Strategy Conservative Allocation Fund
Nuveen Strategy Growth Allocation Fund

Each a Series of Nuveen Strategy Funds, Inc. (the  Company )
811-07687

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve new sub-advisory agreements, to approve revisions to, or elimination of, certain fundamental investment policies and to elect Board Members. The meeting was subsequently adjourned for Nuveen Strategy
Conservative Allocation Fund, Nuveen Strategy
Growth Allocation Fund, and Nuveen Strategy
Aggressive Growth Allocation Fund to August 15,
2014 and for Nuveen Strategy Aggressive Growth
Allocation Fund and Nuveen Strategy Growth
Allocation Fund to September 19, 2014.


The results of the votes in August for the new
Investment Management Agreement and Sub-
Advisory Agreements and the fundamental
investment policy changes were as follows:

<c> Nuveen Strategy
Aggressive Growth
Allocation Fund
<c> Nuveen
Strategy
Balanced
Allocation Fund
<c>Nuveen
Strategy
Conservative
Allocation Fund
<c>Nuveen
 Strategy
Growth
Allocation Fund
To approve a new
investment management
agreement between the
Company and Nuveen
Fund Advisors, LLC.




   For
          2,537,197
        16,507,592
          4,877,805
          5,475,276
   Against
               26,425
             469,555
               88,711
               93,389
   Abstain
               56,891
             306,629
             167,915
             198,566
   Broker Non-Votes
          1,507,305
          5,535,969
          2,120,648
          3,540,951
      Total
          4,127,818
        22,819,745
          7,255,079
          9,308,182





To approve a new sub-
advisory agreement
between Nuveen Fund
Advisors and Nuveen
Asset Management, LLC




   For
          2,549,884
        16,511,692
          4,875,123
          5,466,527
   Against
               27,767
             474,004
               99,960
             101,953
   Abstain
               42,862
             298,078
             159,347
             198,750
   Broker Non-Votes
          1,507,305
          5,535,971
          2,120,649
          3,540,952
      Total
          4,127,818
        22,819,745
          7,255,079
          9,308,182





To approve revisions to
the fundamental policy
related to the purchase
and sale of commodities.




   For
          2,539,191
        16,411,560
          4,864,808
          5,448,903
   Against
               35,061
             536,127
               97,576
             118,218
   Abstain
               46,260
             336,084
             172,045
             200,111
   Broker Non-Votes
          1,507,306
          5,535,974
          2,120,650
          3,540,950
      Total
          4,127,818
        22,819,745
          7,255,079
          9,308,182


Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2014, under Conformed Submission Type DEF 14A, accession number 0001193125-14-240350.